EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Brad Newman (212) 850-5646

EMCOR GROUP, INC. REPORTS SECOND QUARTER 2022 RESULTS

- Record Quarterly Revenues of $2.71 billion, 11.1% Increase Year-over-Year -
- Record Quarterly Diluted EPS of $1.99 -
- Record Remaining Performance Obligations of $6.46 billion, 26.5% Increase Year-over-Year -
- Increases 2022 Revenue Guidance to approximately $10.8 billion, up from $10.4 – $10.7 billion -
- Updates 2022 Diluted EPS Guidance Range to $7.30 – $7.80 from $7.15 – $7.85 -
- Board Authorizes Additional $500 Million Share Repurchase Program -
- Board Approves Increase in Quarterly Dividend to $0.15 per share from $0.13 per share -

NORWALK, CONNECTICUT, July 28, 2022 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter ended June 30, 2022.

For the second quarter of 2022, net income was $100.7 million, or $1.99 per diluted share, compared to $97.4 million, or $1.78 per diluted share, for the second quarter of 2021. Revenues for the second quarter of 2022 totaled $2.71 billion, up 11.1% from the year ago period.

Operating income for the second quarter of 2022 was $137.6 million, or 5.1% of revenues. This compares to $133.4 million, or 5.5% of revenues, for the second quarter of 2021.

Selling, general and administrative expenses for the second quarter of 2022 totaled $245.4 million, or 9.1% of revenues, compared to $242.9 million, or 10.0% of revenues, for the second quarter of 2021.

The Company's income tax rate for the second quarter of 2022 was 26.5% compared to an income tax rate of 26.8% for the second quarter of 2021.

Remaining performance obligations as of June 30, 2022 were $6.46 billion compared to $5.11 billion as of June 30, 2021. Total remaining performance obligations grew $1.35 billion, or 26.5%, year-over-year.

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EMCOR Reports Second Quarter Results	Page 2

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company posted another exceptional quarter, reflecting record quarterly revenues, up 11.1% year-over-year, 9.7% of which was organic, driven by double-digit growth across our U.S. Construction, U.S. Building Services and U.S. Industrial Services segments. Additionally, our continued focus on our customers and solid execution allowed us to deliver a healthy operating income margin of 5.1%, a strong sequential improvement from the first quarter of 2022. Finally, we continue to win in the marketplace, growing our remaining performance obligations to a record $6.46 billion, up 26.5% year-over-year.”

Mr. Guzzi added, “Our U.S. Construction segments delivered a strong second quarter, achieving combined 11.6% year-over-year top-line growth and operating income margin of 6.9%, driven by strong demand for our specialty contracting construction services across many market sectors. Our U.S. Building Services segment continued its momentum, posting its sixth consecutive quarter of double-digit revenue growth led by solid growth in our HVAC repair service and commercial site-based services division. While we continue to manage through supply chain challenges, partially impacting results in our U.S. Construction and U.S. Building Services segments, our scale, effective planning, and workforce scheduling positions us well to navigate the volatile operating environment heading into the back half of the year. Our U.S. Industrial Services segment is delivering as expected, with double-digit revenue growth resulting from extraordinarily high utilization rates from our downstream customers. Finally, our U.K. Building Services segment continues to deliver steady performance, generating operating margin of 5.6%, up 20 basis points year-over-year.”

Revenues for the first six months of 2022 totaled $5.30 billion, an increase of 11.8%, compared to $4.74 billion for the first six months of 2021. Net income for the first six months of 2022 was $174.1 million, or $3.36 per diluted share, compared to net income of $182.1 million, or $3.32 per diluted share, for the first six months of 2021.

Operating income for the first six months of 2022 was $237.6 million, representing an operating margin of 4.5%, compared to operating income of $250.4 million, representing an operating margin of 5.3%, for the first six months of 2021.

Selling, general and administrative expenses totaled $498.0 million, or 9.4% of revenues, for the first six months of 2022, compared to $467.0 million, or 9.8% of revenues, for the first six months of 2021.

Based on year-to-date performance, current operating conditions, and visibility into the remainder of the year, EMCOR is increasing its full-year 2022 revenue guidance to approximately $10.8 billion, an increase from the prior guidance range of $10.4 billion to $10.7 billion. The Company now also expects full-year 2022 diluted earnings per share in the range of $7.30 to $7.80 versus the prior guidance range of $7.15 to $7.85.

Mr. Guzzi concluded, “Heading into the back half of the year, we are pleased with our results to-date and are well positioned to build on our momentum despite ongoing supply chain challenges, potential COVID-related disruptions, and an uncertain macroenvironment. Our confidence is based on our expectations for strong project demand across key market sectors, favorable SG&A leverage, and a more normalized fall turnaround season for our U.S. Industrial Services segment. We also remain committed to pursuing a balanced approach to capital allocation, including maintaining a strong balance sheet, investing in organic growth and strategic acquisitions, and returning cash to shareholders through share repurchases and dividends.”
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EMCOR Reports Second Quarter Results	Page 3

Dividend Increase and Additional Share Repurchase Program

The Company today announced that its Board of Directors has approved an increase to the Company’s regular quarterly dividend to $0.15 per share from $0.13 per share. The Board expects to declare this cash dividend starting in the third quarter of 2022, payable on October 31, 2022 to stockholders of record as of October 18, 2022.

The Company also announced today that its Board of Directors has authorized a new share repurchase program for the Company to repurchase up to an additional $500 million of its outstanding common stock.

Mr. Guzzi said, “Our long-term confidence in our business, strong free cash flow, solid financial position, and commitment to our shareholders is reflected by this new share repurchase program and dividend increase. We are excited about the opportunities within our resilient and growing end markets and remain committed to creating long-term value for our shareholders.”

As of July 22, 2022, the Company had approximately $93.7 million remaining under previous share repurchase authorizations. The new share repurchase program will be funded from cash on hand, cash generated from operations, or borrowings under the Company’s revolving credit facility. The shares will be repurchased from time to time in the open market or through privately negotiated transactions at the Company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements. The repurchase program does not obligate the Company to acquire any particular amount of common stock and may be suspended, recommenced, or discontinued at any time or from time to time without prior notice.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Thursday, July 28, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Second Quarter Results	Page 4

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of July 28, 2022 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, including financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; our ability to pursue acquisitions; our ability to return capital to shareholders; market opportunities; market growth prospects; customer trends; and our ability to maintain a strong safety record. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; changes in interest rates; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness, productivity challenges, the nature and extent of supply chain disruptions impacting availability and pricing of materials, and inflationary trends more generally, including fluctuations in energy costs; the availability of adequate levels of surety bonding; increased competition; unfavorable developments in the mix of our business; and the continuing impact of the COVID-19 pandemic, including the nature, extent, and impact of future variant surges, as well as other health emergencies, and government orders and mandates related thereto, on our revenue and operations. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2021 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release may include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenues	$2,707,388	$2,437,666	$5,299,937	$4,741,715
Cost of sales	2,324,380	2,061,387	4,564,374	4,024,363
Gross profit	383,008	376,279	735,563	717,352
Selling, general and administrative expenses	245,364	242,921	497,962	466,990
Operating income	137,644	133,358	237,601	250,362
Net periodic pension (cost) income	1,094	922	2,263	1,830
Interest expense, net	(1,751)	(1,316)	(3,040)	(2,679)
Income before income taxes	136,987	132,964	236,824	249,513
Income tax provision	36,323	35,616	62,774	67,220
Net income including noncontrolling interests	100,664	97,348	174,050	182,293
Net (loss) income attributable to noncontrolling interests	—	(2)	—	169
Net income attributable to EMCOR Group, Inc.	$100,664	$97,350	$174,050	$182,124

Basic earnings per common share	$1.99	$1.79	$3.37	$3.34

Diluted earnings per common share	$1.99	$1.78	$3.36	$3.32

Weighted average shares of common stock outstanding:
Basic	50,507,024	54,301,466	51,610,014	54,594,208
Diluted	50,711,770	54,587,813	51,814,164	54,856,759

Dividends declared per common share	$0.13	$0.13	$0.26	$0.26

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$262,370	$821,345
Accounts receivable, net	2,439,594	2,204,519
Contract assets	264,764	230,143
Inventories	93,464	54,098
Prepaid expenses and other	65,348	80,889
Total current assets	3,125,540	3,390,994
Property, plant and equipment, net	155,411	152,066
Operating lease right-of-use assets	271,084	260,778
Goodwill	901,208	890,268
Identifiable intangible assets, net	577,284	589,365
Other assets	115,917	157,975
Total assets	$5,146,444	$5,441,446
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$15,635	$16,235
Accounts payable	722,924	734,275
Contract liabilities	925,733	788,134
Accrued payroll and benefits	439,319	490,867
Other accrued expenses and liabilities	236,908	274,406
Operating lease liabilities, current	62,416	57,814
Total current liabilities	2,402,935	2,361,731
Long-term debt and finance lease liabilities	245,004	245,450
Operating lease liabilities, long-term	227,719	220,836
Other long-term obligations	317,995	360,340
Total liabilities	3,193,653	3,188,357
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,952,089	2,252,387
Noncontrolling interests	702	702
Total equity	1,952,791	2,253,089
Total liabilities and equity	$5,146,444	$5,441,446

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2022 and 2021
(In thousands) (Unaudited)

	2022	2021
Cash flows - operating activities:
Net income including noncontrolling interests	$174,050	$182,293
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	23,106	24,110
Amortization of identifiable intangible assets	30,031	30,996
Non-cash share-based compensation expense	6,463	5,850
Other reconciling items	2,290	3,784
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(254,791)	(254,005)
Net cash used in operating activities	(18,851)	(6,972)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(26,614)	(55,846)
Proceeds from sale or disposal of property, plant and equipment	1,033	1,445
Purchases of property, plant and equipment	(27,747)	(16,734)
Distributions from unconsolidated entities	—	196
Net cash used in investing activities	(53,328)	(70,939)
Cash flows - financing activities:
Proceeds from revolving credit facility	100,000	—
Repayments of revolving credit facility	(100,000)	—
Repayments of finance lease liabilities	(1,889)	(2,228)
Dividends paid to stockholders	(13,619)	(14,236)
Repurchases of common stock	(454,317)	(138,030)
Taxes paid related to net share settlements of equity awards	(7,239)	(3,771)
Issuances of common stock under employee stock purchase plan	4,023	3,561
Payments for contingent consideration arrangements	(2,049)	(2,338)
Distributions to noncontrolling interests	—	(43)
Net cash used in financing activities	(475,090)	(157,085)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(11,757)	1,222
Decrease in cash, cash equivalents, and restricted cash	(559,026)	(233,774)
Cash, cash equivalents, and restricted cash at beginning of year (1)	822,568	903,562
Cash, cash equivalents, and restricted cash at end of period (2)	$263,542	$669,788
_________
(1)Includes $1.2 million and $0.7 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2021 and 2020, respectively.
(2)Includes $1.2 million and $0.9 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of June 30, 2022 and 2021, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2022	2021
Revenues from unrelated entities:
United States electrical construction and facilities services	$564,112	$492,130
United States mechanical construction and facilities services	1,066,347	968,664
United States building services	677,847	611,835
United States industrial services	284,534	235,163
Total United States operations	2,592,840	2,307,792
United Kingdom building services	114,548	129,874
Total operations	$2,707,388	$2,437,666

	For the six months ended June 30,
	2022	2021
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,086,142	$951,525
United States mechanical construction and facilities services	2,066,817	1,883,165
United States building services	1,305,648	1,179,871
United States industrial services	595,285	470,545
Total United States operations	5,053,892	4,485,106
United Kingdom building services	246,045	256,609
Total operations	$5,299,937	$4,741,715

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2022	2021
Operating income (loss):
United States electrical construction and facilities services	$35,095	$43,012
United States mechanical construction and facilities services	76,945	76,724
United States building services	38,161	32,538
United States industrial services	6,458	(208)
Total United States operations	156,659	152,066
United Kingdom building services	6,415	7,047
Corporate administration	(25,430)	(25,755)
Total operations	137,644	133,358
Other items:
Net periodic pension (cost) income	1,094	922
Interest expense, net	(1,751)	(1,316)
Income before income taxes	$136,987	$132,964

	For the six months ended June 30,
	2022	2021
Operating income (loss):
United States electrical construction and facilities services	$55,088	$83,264
United States mechanical construction and facilities services	135,619	139,900
United States building services	62,083	63,658
United States industrial services	19,716	(2,651)
Total United States operations	272,506	284,171
United Kingdom building services	17,003	16,458
Corporate administration	(51,908)	(50,267)
Total operations	237,601	250,362
Other items:
Net periodic pension (cost) income	2,263	1,830
Interest expense, net	(3,040)	(2,679)
Income before income taxes	$236,824	$249,513

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